AMENDATORY AGREEMENT NUMBER ONE
                            to the
                POOLING AND SERVICING AGREEMENT
                 Dated as of September 1, 1992
                             among
       RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,
                         as Depositor
      RESIDENTIAL FUNDING CORPORATION, as Master Servicer
                              and
               BANKERS TRUST COMPANY, as Trustee



          This AMENDATORY AGREEMENT is made and entered into this 19th day of May, 1995, by and among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as depositor (the "Depositor"), RESIDENTIAL FUNDING CORPORATION, as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY, as trustee (the "Trustee"), in connection with the Pooling and Servicing Agreement, dated as of September 1, 1992, among the Depositor, the Master Servicer and the Trustee (the "Agreement"), relating to the Residential Funding Mortgage Securities I, Inc. Mortgage Pass-Through Certificates, Series 1992-S30.

          1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

          2. The second sentence of Section 5.01 of the Agreement is hereby amended, effective as of May 1, 1995, to read in its entirety as follows:

                    The Certificates, other
               than the Class A-9, Class A-11,
               Class A-14, Class A-23, Class
               R-I and Class R-II
               Certificates, shall be issuable
               in minimum dollar denominations
               of $25,000 (or $250,000 in the
               case of the Class B
               Certificates) and integral
               multiples of $1,000 in excess
               thereof, except in the case of
               one Class M Certificate (which
               may be issued in a denomination
               equal to $25,878.00 or the sum
               of $25,878.00 and an integral
               multiple of $1,000) and one
               Class B Certificate (which may
               be issued in a denomination
               equal to $250,386.02 or the sum
               of $250,386.02 and an integral
               multiple of $1,000).



          3. The second paragraph in Section 5.01 of the Agreement is hereby amended, effective May 1, 1995 to add the following sentence at the beginning of such paragraph:

                    The Class A-11 Certificates shall be
               issuable in minimum dollar denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          4. This instrument and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and the Certificateholders shall be determined in accordance with such laws.

          5. Except as amended above, the Agreement shall continue in full force and effect in accordance with its terms.

          6. This Amendatory Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.



                              RESIDENTIAL FUNDING MORTGAGE
                              SECURITIES I, INC.



                              By:
                              Name:     Bruce J. Legan
                              Title:Vice President



                              RESIDENTIAL FUNDING CORPORATION



                              By:
                              Name:     Jill M. Davis
                              Title:Director



                              BANKERS TRUST COMPANY



                              By:
                              Name:     Gary R. Vaughan
                              Title:Assistant Vice
President